Exhibit 99.2

675 Bering Dr. Suite 400

Houston, Texas 77057

713-830-9600

Fax 713-830-9696

CONTACT:	William George
Chief Financial Officer

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — February 22, 2018 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of mechanical services including heating, ventilation, air conditioning, plumbing, piping and controls, today announced that its board of directors declared a quarterly dividend of $0.075 per share on Comfort Systems USA, Inc. common stock.  The dividend is payable on March 23, 2018 to stockholders of record at the close of business on March 12, 2018.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 117 locations in 104 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.